SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2011

ECB BANCORP, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-24753	56-2090738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 337

Engelhard, North Carolina 27824

(Address of principal executive offices) (Zip Code)

(252) 925-5501

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Definitive Material Agreement.

On July 14, 2011, ECB Bancorp, Inc. announced that its subsidiary, The East Carolina Bank (the “Bank”), has entered into a definitive agreement (the “Agreement”) with The Bank of Hampton Roads (“Hampton Roads”) under which the Bank will acquire five banking offices of Hampton Roads, located in Cary, Chapel Hill, Plymouth and Raleigh, North Carolina. Of the five offices to be acquired, two will be sold at their fair market value and the three other offices will be leased. The Bank has also agreed to purchase three parcels of unimproved real property in Chapel Hill and Raleigh, North Carolina, each as their fair market value, and assume the lease for one parcel of unimproved real property in Durham, North Carolina, in each case for future branch development.

The Agreement provides that the Bank will assume approximately $195 million of deposit liabilities, which includes the deposit liabilities from the Branches as well as deposit liabilities from two additional Hampton Roads branch offices in Roper and Wilmington, North Carolina. The Bank will pay an aggregate 2.4% deposit premium on the deposit liabilities it assumes, which is broken down as follows:

•	7.5% for the interest-bearing demand deposit accounts;

•	3.0% for the money market demand deposit accounts;

•	10.0% for the non-interest-bearing demand deposit accounts;

•	4.0% for the savings accounts;

•	1.0% for the certificates of deposit; and

•	2.0% for the individual retirement accounts.

The Bank will not be assuming any brokered deposits, deposit accounts associated with lines of credit, self-directed individual retirement accounts or certain other deposit liabilities in the transaction. Under the agreement, the Bank will purchase the personal property, furniture, fixtures, leasehold improvements and equipment located at the Branches.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The press release announcing the branch purchases is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Description

2.1	Purchase and Assumption Agreement by and between The Bank of Hampton Roads and The East Carolina Bank*

99.1	Press Release dated July 14, 2011

*	Schedules and certain attachments have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ECB BANCORP, INC.

Date: July 15, 2011	By:	A. Dwight Utz
A. Dwight Utz
President and Chief Executive Officer